Exhibit 99.1

Earth Science Tech, Inc. (ETST) Launches MyOnlineConsultation.com, Finalizing a Fully Vertically Integrated Telehealth and Pharmacy Ecosystem

MIAMI – March 24, 2026 – Earth Science Tech, Inc. (OTC: ETST) (“ETST” or the “Company”), a strategic holding company focused on a diversified healthcare portfolio, today announced the official launch of MyOnlineConsultation.com through MOCTeledoc, LLC, a fully integrated doctor network delivering both technology and clinical staffing solutions to digital health companies.

Following its beta phase, MOCTeledoc launches with an established cash-flow-positive status, validating the division’s lean business model.

Financial and Strategic Highlights

●	Revenue Growth Strategy: Management projects MOCTeledoc will become a significant revenue stream alongside the Company’s compounding and direct-to-consumer divisions, which generated $25.9 million in revenue for the nine months ended December 31, 2025.

●	Vertical Integration: The launch finalizes ETST’s healthcare ecosystem by synchronizing MOCTeledoc’s prescriber network directly with ETST’s compounding pharmacies, RxCompound and Mister Meds as well as pharmacies outside the ecosystem.

●	Brand Consolidation: This vertically integrated suite of services will be marketed nationwide under the Peaks brand to capture internal synergies and systematically drive cross-divisional revenue.

“Achieving cash-flow-positive results during our beta phase confirms the power of our product, and we anticipate this division will be immediately accretive to our bottom line as we roll it out nationwide,” said Giorgio R. Saumat, ETST’s CEO and Chairman of the Board. “By offering our custom platform and dedicated prescriber network as a turnkey service, we have not only created a new revenue stream but also established a powerful funnel for our in-house pharmacies.”

Core MOCTeledoc Operational Capabilities

●	Turnkey Technology: A scalable platform handling live video and asynchronous consultations, engineered to sync data seamlessly between providers and pharmacies.

●	Clinical Staffing: Access to a credentialed network of licensed prescribers, removing the need for clients to recruit clinical staff.

●	Integrated Fulfillment: Direct routing to the pharmacy to the facilities choice.

Platform inquiries can be directed to: www.MyOnlineConsultation.com

About Earth Science Tech, Inc. (ETST)

Earth Science Tech, Inc. is a diversified holding company focused on the health and wellness sector. Through its wholly-owned subsidiaries, ETST operates a vertically integrated portfolio that includes high-quality compounding pharmacies, telemedicine platforms, and targeted healthcare facilities. The Company currently owns RxCompoundStore.com and Mister Meds, two licensed compounding pharmacies providing sterile and non-sterile medications across a growing network of U.S. states. These operations are supported by Peaks Curative, DOConsultation.com, and Las Villas Health Care, providing patients with personalized care, telemedicine connectivity, and clinical support.

Beyond healthcare, ETST manages Avenvi, its real estate and asset management arm, and MagneChef, a direct-to-consumer brand leveraging proprietary IP for innovative kitchen products. The Company is also committed to social responsibility through the Earth Science Foundation, a non-profit dedicated to assisting patients with prescription costs.

To learn more, please visit: www.EarthScienceTech.com

Forward-Looking Statements

Except for historical information, the matters discussed herein may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including, without limitation, future-oriented statements related to cash flow, gross margins, revenues, and expenses. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts. They may include forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. Forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual results to differ materially from our intent, belief or current expectations, including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigations, and general business conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Contact:

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

Brett Maas

(646) 536-7331

brett@haydenir.com